Exhibit 24.2

                                  Cinergy Corp.
                                  139 East Fourth Street
                                  P.O. Box 960
                                  Cincinnati, OH 45201-0960
                                  Tel 513.287.3020
                                  Fax 513.287.3810
                                  Jerome A. Vennemann
                                  Associate General Counsel and
                                  Assistant Corporate Secretary


              CERTIFICATE OF ASSISTANT CORPORATE SECRETARY

I, JEROME A. VENNEMANN, an Assistant Corporate Secretary of Cinergy Corp., a Delaware corporation, DO HEREBY CERTIFY that the following is a true and correct copy of a resolution duly adopted by the Board of Directors of said corporation on July 14, 1999, and that such resolution has not been amended and is in full force and effect on the date hereof:

RESOLVED That each officer and director of the Corporation who may be required to sign and execute each Registration Statement covering such securities or amendments and supplements thereto or documents in connection therewith (whether for or on behalf of the Corporation, or as an officer of the Corporation, or otherwise) is hereby authorized to execute a power of attorney appointing Madeleine W. Ludlow, Vice President and Chief Financial Officer, William L. Sheafer, Vice President and Treasurer, Cheryl M. Foley, Vice President and Corporate Secretary, and Jerome A. Vennemann, Acting General Counsel and Assistant Corporate Secretary, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity such Registration Statements, and any and all amendments thereto, including amendments or supplements to the prospectus contained in such Registration Statement or amendments thereto and the addition or amendment of exhibits and other documents in connection therewith, and to file the same with the Commission, each of such attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of such officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or either of them, may deem necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 19th day of July, 1999.
                                  /s/ Jerome A. Vennemann
                                      Assistant Corporate Secretary